UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2010

Otelco Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Otelco Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) on May 13, 2010. At the Annual Meeting, the Company’s stockholders elected Howard J. Haug, Stephen P. McCall and William F. Reddersen as directors of the Company for a term to expire at the Company’s 2013 Annual Meeting of Stockholders. The results of the voting are as follows:

	Votes For	Votes Withheld	Broker Non-Vote
Howard J. Haug	5,281,360	137,117	6,311,289
Stephen P. McCall	5,279,185	139,292	6,311,289
William F. Reddersen	5,277,035	141,442	6,311,289

The following directors of the Company also have terms in office that continue after the Annual Meeting: William Bak, John P. Kunz, Andrew Meyers and Michael D. Weaver.

In addition, at the Annual Meeting, the stockholders of the Company ratified the appointment of BDO Seidman, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010. The result of the voting is as follows:

	Votes For	Votes Against	Abstain	Broker Non-Vote
Ratification of appointment of Independent Registered Public Accounting Firm	11,595,380	79,099	55,287	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: May 14, 2010
	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer